UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 7, 2015

HCI VIOCARE
(Exact name of registrant as specified in its charter)

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow Scotland		G51 1HJ
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	44 141 370 0321

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

As previously announced, our board of directors approved a seven (7) new for one (1) old forward split of our authorized and issued and outstanding shares of common.  A Certificate of Change for the stock split was filed and becomes effective with the Nevada Secretary of State on August 7, 2015.  Consequently, our authorized share capital increases from 100,000,000 to 700,000,000 shares of common stock and our issued and outstanding common stock increases from 27,138,994 to 189,972,958 shares, all with a par value of $0.0001.  Our preferred stock remains unchanged.

The forward stock split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of August 7, 2015.

The forward split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on August 7, 2015 under the symbol "VICAD".  The "D" will be placed on our ticker symbol for 20 business days.  Our new CUSIP number is 40416H 205.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Change filed with the Nevada Secretary of State on July 27, 2015 with an effective date of August 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI VIOCARE
/s/ Sotirios Leontaritis
Sotirios Leontaritis
President, Chief Executive Officer and Director
Date: August 7, 2015